hopTo

Product Introduction

Information

Safe Harbor

This presentation contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ significantly from those described in the forward looking statements. Factors that may cause such a difference include the following: the success of our new products depends on a number of factors including market acceptance and our ability to manage the risks associated with new product introduction and developing and marketing new versions of the product; and other factors, including those set forth under Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, and in other documents we have filed with the SEC.

SUMMARY

High-level Overview

- Go-To-Market
  - Distribution through mobile app stores (Apple, Google, etc.)
    - Private BETA distributed directly
  - Free trial period at download, conversion into subscription based service after 30 days
    - Private BETA free of charge
  - Viral Marketing through social media and blogosphere

- Time-to-Market
  - Rapid release cycles
    - Short cycles of updates in order to build market momentum
  - Private BETA the first stage towards a product release
  - Next release will be public BETA first half of 2013
    - Available through the Apple app store
    - No charge/subscription yet

High-level Overview (cont.)

- Opportunity
  - Personal cloud solutions grow rapidly
    - CloudOn achieved 1M users in 6months
    - SplashTop has 11M unique users (12/12)
  - Higher user numbers can be expected in the consumer space
  - Low-entry pricing planed
    - Example $2.99 per month/per user

- Competitive landscape
  - LogMeIn ($129M revenue in 2011)
  - Citrix Consumer ($430M revenue for GOTO product line in 2011)
  - SplashTop (privately owned)
  - CloudOn (privately owned)

Detailed Overview

Go-To-Market Approach

- Distributed via the Apple AppStore
- Free download
  - No entry barrier to evaluate, no upfront costs
- Free evaluation for 30 days*
  - Viral: Referrals can earn more free time
- Subscription based billing
  - Low monthly cost for faster adoption rates

Apple Store	Key Stats
Downloads to-Date	25 Billion (03/2012)
Net developer revenue	$5Billion (05/2012)
App Downloads per Day	46 Million

* subject to change

TIMELINE

(TENTATIVE)

- **Q4/2012 - Closed BETA (free)**
  - iOS clients and Windows hosts
- **Q1/2013 - Public BETA (free)**
  - Adding more functionality and sharing
  - Available in the App Store for everyone!!
- **Q2/2013 - Version 1.0 (subscription)**
  - Google ANDROID and Max OSX

✓Rapid Release Cycle
✓Fast Go-to-Market

OPPORTUNITY

CURRENT COMPETITIVE LANDSCAPE

CONSUMERS/SMB

SOLUTION	MARKET SEGMENT	ACHIEVEMENTS	IP
LogMeIn (LOGM)	Remote Access Solution	$129M revenue (2011) 22 million users (08/2012)	3 patents 3 applications
GoToMyPC (CTXS)	Remote Access Solution	$430M revenue (2011) (complete GoTo- product line)*	8 patents** 16 applications**
SplashTop (private)	Remote Access Solution	$50M revenue (estimated) 8 million unique users (08/2012)	4 patents 10 application
hopTo (GOJO)	True Mobile-to-PC	TBD	30 patents 80 applications

Market is growing rapidly: SplashTop has added 700k new users in the past month alone (August 2012)

* GoToMyPC share not listed
** relevant to hopTo Inc. according to ipCapital Group in July 2011

Market Size for hopTo

- Phase 1: iPad for Consumers
  - Estimated 75% of all iPad users are consumers (including BYOD)
  - Market is expected to balance to 60/40 (consumer/enterprise) by 2015
- Estimated 65% of consumers purchase business and productivity apps (Office, Mobile-to-PC, etc.)
  - Leaders in those categories: QuickOffice, SplashTop, Office HD

Market Size for hopTo
Phase 1 - Apple iPad

Model*	Penetration Rate	Users
Conservative	0.5% of users purchasing productivity apps on the iPad	650k in 2013
Moderate	1% of users purchasing productivity apps on the iPad	1.1Million in 2013
Aggressive	3% of users purchasing productivity apps on the iPad	3.3Million in 2013

* Initial forecast model - subject to change based on market demand

Pricing for Consumers

Solution	Price	Feature
LogMeIn Inc.	$59 per year / per host	Remote access only
GotoMyPC	$99 per year / per host	Remote access only
SplashTop	$8.99* one time and $9.99 per year	Remote access only
hopTo	**$2.99 per month**/multiple hosts**	Remote access Document management solution Remote app publishing Superior user experience Cloud storage integration

This is just the beginning:

- hopTo for enterprise will tap into a huge market
- Competitive pricing (~$100 per user) and superior solution for BYOD and last mile

* official price is $19.99 but SplashTop runs promotions constantly - estimated $8.99

** Price subject to change